M O R R I S , NI C H O L S , AR S H T & T U N N E L L L L P

1201 NORTH MARKET STREET

P.O. BOX 1347

WILMINGTON, DELAWARE 19899-1347

(302)658-9200

(302)658-3989 FAX

February 28, 2025

Victory Portfolios IV

4900 Tiedeman Road

Brooklyn, Ohio 44144

Re: Victory Portfolios IV

Ladies and Gentlemen:

We have acted as special Delaware counsel to Victory Portfolios IV, a Delaware statutory trust (the “Trust”), in connection with certain matters relating to the formation of the Trust and the establishment of the Series thereof identified under the heading “Series” on Exhibit A hereto (each, a “Fund” and collectively, the “Funds”), including the issuance of Shares of each of the Classes identified under the heading “Classes” on Exhibit A hereto of the Fund appearing opposite the name of such Class (each, a “Class” and collectively, the “Classes” and such Shares, the “Registered Shares”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Trust Instrument of the Trust dated as of December 16, 2024 (the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Pre-Effective Amendment No. 2 to Registration Statement No. 333-282907 under the Securities Act of 1933 and No. 811-24019 under the Investment Company Act of 1940 of Form N-1A of the Trust as filed with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on October 21, 2024; the Declaration of Trust of the Trust dated as of October 21, 2024 (the “Initial Governing Instrument”); the Governing Instrument; the Bylaws of the Trust adopted as of December 16, 2024 (the “Bylaws”); certain resolutions of the Trustees of the Trust including resolutions adopted at a meeting of the Trustees of the Trust held on December 16, 2024 (the “Resolutions” and the Resolutions together with the Registration Statement, the Governing Instrument and the Bylaws, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural

Victory Portfolios IV

February 28, 2025

persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) except to the extent addressed by our opinion in paragraph 1 below, the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery, as applicable, by or on behalf of each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including the Resolutions), and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) that the required consideration for the Shares is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and that the Shares are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”);

(iv)that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (v) that no event has occurred that would cause a termination or dissolution of the Trust under Section 10 of the Initial Governing Instrument or Section 11.04 of the Governing Instrument, as applicable; (vi) that no event has occurred that would cause a termination or dissolution of any Fund or any Class thereof under Section 10 of the Initial Governing Instrument or Section 2.06 or Section 11.04 of the Governing Instrument, as applicable; (vii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Act; (viii) that the Trust has or will become, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (ix) that the Registered Shares constitute the Shares covered by the Registration Statement; and (x) that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents or facts or circumstances that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust, the Funds, the Classes or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware. Each Fund is a validly existing Series of the Trust and each Class of each Fund is a validly existing Class of such Fund.

2.The Registered Shares of each Class of each Fund, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in

Victory Portfolios IV

February 28, 2025

the Governing Documents and all applicable resolutions of the Trustees, will be validly issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

With respect to our opinion in paragraph 2 above, we note that under Article V of the Governing Instrument, the Trustees have the power to cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, in advance or arrears, expenses of the Trust as described in Article V thereof (“Expenses”), in an amount fixed from time to time by the Trustees, by setting off such Expenses due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such Expenses due from such Shareholder, provided that the direct payment of such Expenses by Shareholders is permitted under applicable law.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Sara A. Gelsinger

Sara A. Gelsinger

18637429.4

Exhibit A

to Morris, Nichols, Arsht & Tunnell LLP Opinion

relating to Victory Portfolios IV

Dated February 28, 2025

Series	Classes
Victory Pioneer AMT-Free Municipal Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Balanced Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Bond Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer CAT Bond Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Core Equity Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Active Credit Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Disciplined Growth Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Disciplined Value Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Equity Income Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Equity Premium Income Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Floating Rate Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Fundamental Growth Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Global Equity Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Global Growth Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Global Value Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer High Income Municipal Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer High Yield Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer International Equity Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Intrinsic Value Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Mid Cap Value Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Multi-Asset Income Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Multi-Asset Ultrashort Income Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Securitized Income Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Select Mid Cap Growth Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Short Term Income Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Solutions - Balanced Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer Strategic Income Fund	A, C, R, R6, I, Y and Member Class
Victory Pioneer U.S. Government Money Market Fund	A, C, R, R6, I, Y and Member Class